TCBI Q3 2019 Earnings October 16, 2019

Certain matters discussed within or in connection with these materials may contain “forward-looking statements” as defined in federal securities laws, which are subject to risks and uncertainties and are based on Texas Capital’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, expectations regarding rates of default and loan losses, volatility in the mortgage industry, our business strategies and our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, new lines of business, new product or service offerings and new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this presentation. Texas Capital is under no obligation, and expressly disclaims any obligation, to update, alter or revise its forward-looking statements, whether as a result of new information, future events or otherwise. 2

Opening Remarks & Financial Highlights Total Loans Total Deposits Net Income EPS ROE ROA Operating HFI Results $24.7 billion $27.4 billion $88.1 million $1.70 13.22% 1.06% • Net interest income increased 4% from Q2-2019 and increased 9% from Q3-2018 Net Interest Income • Net interest margin decreased 25 bps from Q2-2019 to 3.16% and decreased 54 bps from Q3-2018 and Margin • LIBOR movement reflected in core LHI yields and mortgage finance yields impacted by volume pricing • Average LHI, excluding MFLs, increased 1% from Q2-2019 ($119.7 million); and increased 3% from Q3-2018 Balance Sheet ($569.8 million) Growth • Average total MFLs increased 12% from Q2-2019 ($1.1 billion); 54% from Q3-2018 ($3.7 billion) • Average total deposits increased 18% from Q2-2019 ($4.1 billion); 28% from Q3-2018 ($5.8 billion) M Operating • Net revenue increased 2% from Q2-2019 and increased 6% from Q3-2018 Leverage • Non-interest expense increased 6% from Q2-2019 and increased 10% from Q3-2018 • Criticized loans were $536.3 million compared to $629.1 million at Q2-2019 and $359.6 million at Q3-2018 Credit • NCOs / average total LHI of .58% for Q3-2019 compared to .34% for Q2-2019 and .04% for Q3-2018 Quality • Non-accrual loans / total LHI of .49%, compared to .47% in Q2-2019 and .49% in Q3-2018 3

Energy and Leveraged Lending Update



Energy Outstandings 9/30/19
1%
11%
8%
80%
Total E&P
Total Midstream
Total Salt Water Disposal
Total Other



C&I Leveraged Outstandings 9/30/19
Ending Balances ($M)
1300
1200
1100
1000
900
800
700
600
500
400
300
200
100
0
$1,187.9
$1,216.0
$1,200.2
$1,051.8
$1,008.1
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

Energy

- Outstanding energy loans represented 6% of total loans, or $1.5 billion, at Q3-2019 compared to 6%, or $1.6 billion, at Q2-2019 and 6%, or $1.5 billion, at Q3-2018
- Non-accruals totaled $63.2 million at Q3-2019 compared to $61.1 million at Q2-2019 and $31.2 million at Q3-2018
- Criticized energy loans totaled $136.0 million (9% of outstanding energy loans) at Q3-2019 compared to $151.5 million (10%) at Q2-2019 and $75.8 million (5%) at Q3-2018
- Allocated reserves of $47.2 million represents 3% of outstanding energy loans

C&I Leveraged

- Outstanding C&I leveraged loans decreased $207.9 million, or 17%, from Q4-2018; on track for expected 25%-30% reduction for full year 2019
- Outstanding C&I leveraged loans represented 4% of total loans, or $1.0 billion, at Q3-2019 compared to 4%, or $1.1 billion, at Q2-2019 and 5%, or $1.2 billion, at Q3-2018
- Non-accruals totaled $28.3 million (3% of outstanding C&I leveraged loans) at Q3-2019, compared to $25.0 million (2%) at Q2-2019 and $47.4 million (4%) at Q3-2018
- Criticized loans totaled $177.1 million (18% of outstanding C&I leveraged loans) at Q3-2019, compared to $197.3 million (19%) at Q2-2019 and $97.4 million (8%) at Q3-2018
- Allocated reserves of $62.0 million represents 6% of outstanding C&I leveraged loans
- No significant concentration in any industry

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TEXAS CAPITAL BANCSHARES, INC.

Mortgage Finance, LHI Core Strengths • Technology investments have allowed for scalability • Historically low credit risk • Strong funding opportunities • Other product offerings developed to serve the industry • Commitment to clients in the industry allow for increased market share Efficiency Earning Asset Yield 9.0 50.0% 80 10.00% 8.0 45.0% 70 $5.4 9.00% $8.1 40.0% $4.3 7.0 $68.7 60 $63.5 8.00% $7.0 35.0% 6.0 50 $4.0 7.00% 30.0% $3.5 $3.2 5.0 $49.7 $5.4 $47.3 25.0% 40 $46.4 6.00% $5.0 $4.9 ($M) 4.0 20.0% 30 5.00% 3.0 15.0% 15.0% 4.07% AverageBalance ($B) 12.2% 12.6% 3.91% 3.99% 3.87% 10.2% 20 3.62% 4.00% 2.0 9.1% 10.0% 10 3.00% 1.0 5.0% 0.0 0.0% 0 2.00% Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 MFLs, LHI Efficiency Ratio Interest Income Fees (NIR) Combined Yield 1M LIBOR* 2.11% 2.35% 2.50% 2.44% 2.17% *Average of quarter’s daily 1M LIBOR rates 5

Net Interest Income & Margin Average Earning Assets & Net Quarterly Change Interest Income Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 NII ($MM) NIM (%) $450.0 $243.6 Q2 2019 3.41% 11.5 Increase in loan balances - $30.0 $4.5 $400.0 7.0 Contribution from free funds .09 $2.8 $27.4 6.5 Decrease in funding costs .08 $25.0 $26.1 $1.9 $2.0 2.7 Increase in day count - $2.0 $350.0 $23.7 (.4) Increase in liquidity (.18) $23.1 $23.6 (4.6) Mix shift from LHI to MF (.06) $20.0 $300.0 (5.5) Decrease in MF loan yields (.07) $252.2 (8.5) Decrease in LHI loan yields (.11) $243.6 $240.7 $15.0 (.1) Other - $232.2 $235.6 $250.0 Average Average ($B) Balances $252.2 Q3 2019 3.16% $10.0 Highlights $200.0 • Impact of continued downward LIBOR move reflected in traditional LHI yields • Mortgage finance yields impacted by volume pricing $5.0 $150.0 • MCA/LHS yields impacted by decline in mortgage rates • Total funding costs declined significantly with $- $100.0 declining rates and lower usage of borrowings; Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 decrease of 15 bps during Q3-2019 compared to Total Loans Other Earning Assets Net Interest Income increase of 2 bps during Q2-2019 • Deposit costs decreased 8 bps during Q3-2019 compared to a decrease of 4 bps during Q2-2019 6

Loan Growth Average Loans & Yield Loan Composition ($27.4Billion outstanding balance 9/30/19) $28.0 9.00% 8.80% $26.0 8.60% Business Assets $9.5 $10.7 8.40% 26% $24.0 8.20% $7.1 8.00% $22.0 $6.9 $7.1 Energy 7.80% 5% $20.0 7.60% 7.40% $18.0 7.20% Highly Liquid 7.00% Unsecured 6.80% Assets $16.0 3% $16.3 $16.6 $16.9 $16.8 $16.9 6.60% 2% $14.0 6.40%Owner Occupied 6.20% R/E $12.0 5.82% 5.72% 5.73% 6.00% 5% 5.53% 5.80% $10.0 5.48% AverageBalances ($B) 5.60% 5.40%Residential R/E $8.0 5.20% Mkt. Risk 4% $6.0 5.00% 4.80% $4.0 4.60% 4.40% $2.0 4.20% Total Mortgage 4.00% Comml R/E Mkt. Finance $- 3.80% Risk 39% Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 13% Other Assets LHI (excl. MFLs) Total MFLs LHI (excl. MFL) Yield 3% Growth Highlights • Average LHI, excluding MFLs, up $119.7 million (1%) from Q2-2019 and $569.8 million (3%) from Q3-2018 • Decrease in LHI, excluding MFLs, at end of the quarter; period-end balance $128.6 million lower than Q3-2019 average balance • Increase in average total MFL balances of $1.1 billion (12%) from Q2-2019 and $3.7 billion (54%) from Q3-2018 • Average total MFLs represent 39% of average total loans for Q3-2019 compared to 36% for Q2-2019 and 39% at period end 7

Deposit Growth Average Deposits Funding Costs 2.00% $26.0 $10.0 $24.0 $22.0 $7.9 1.50% 1.38% 1.40% $20.0 $7.0 $7.9 $7.5 1.23% 1.25% $18.0 1.33% $16.0 1.07% 1.29% $16.6 1.17% 1.21% 1.00% $14.0 $14.6 $14.0 0.99% $12.0 $12.9 $13.5 $10.0 Average ($B) Average Balances $8.0 0.50% $6.0 $4.0 $2.0 $- 0.00% Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Interest-Bearing Deposits DDAs Avg Cost of Deposits Total Funding Costs Growth Highlights • Deposit costs decreased 8 bps during Q3-2019 and total funding costs decreased 15 bps; compared to a decrease of 4 bps and an increase of 2 bps, respectively, in Q2-2019 • Increase in linked quarter average total deposits with growth in demand deposits improving overall deposit costs • Continued focus on cost-effective deposit growth with new verticals and core client relationships • Decrease in total funding costs resulting from lower FHLB borrowings 8

Non-interest Expense

Quarterly Change

Non-interest expense ($MM)	Increase/ (Decrease)
Q2 2019	**$141.6**
Salaries and employee benefits – salaries only	1.1
Salaries and employee benefits – non-LTI incentives and annual incentive pool	1.6
Salaries and employee benefits – severance	1.2
Salaries and employee benefits – FAS 123R (includes stock price changes)	(.4)
Salaries and employee benefits – FICA and seasonal payroll related items	(.3)
Marketing expense	.7
Legal and professional	1.4
FDIC insurance assessment	1.1
Servicing related expenses	2.1
All other – includes occupancy, communications and technology and OREO related expenses	(.7)
Q3 2019	**$149.4**

NIE

- Changes in Salaries & Benefits components
  - Annual incentive accrual ramps throughout the year and generally higher in Q3 than Q2 based on improved earnings
  - Severance payments related to organizational changes
  - Decrease in FAS 123R expense mainly due to stock price
- Marketing expense has variable component tied to deposits
- Servicing related expenses include increased MSR amortization expense resulting from higher mortgage prepayment rates
- Classification of variable portion of marketing, as well as servicing expenses, is punitive to efficiency ratio
- Efficiency ratio 54.8% for Q3-2019 compared to 52.8% for both Q2-2019 and Q3-2018
- Non-interest expense to average earnings assets is more reflective of improvement in managing core operating expense; 1.86% for Q3-2019 compared to 1.97% in Q2-2019 and 2.15% in Q3-2018

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TEXAS CAPITAL BANCSHARES, INC.

Asset Quality Allowance for Credit Losses NCO/Average Total LHI $240.0 3.5x 3.5x 3.4x 3.4x 3.3x 0.80% $220.0 3.3x 3.2x $225.4 3.2x $218.4 3.1x 3.1x $200.0 3.x 0.70% 3.x $200.6 $203.0 2.9x $199.5 2.9x $180.0 2.8x 2.8x 2.7x 2.7x 0.60% 2.4x 2.6x $160.0 2.6x 2.5x 2.5x 2.4x $140.0 2.4x 2.3x 0.50% 2.3x 2.2x 1.9x 2.2x $120.0 2.1x 2.1x 1.8x 2.x 0.37% 2.x 0.40% 0.35% $100.0 1.9x 1.6x 1.9x 1.6x 1.8x 0.29% Ending Balance ($M) 1.8x 1.7x $80.0 1.7x 1.6x 0.30% 1.6x 1.5x 1.5x $60.0 1.4x 1.4x 1.3x 0.16% 1.3x 0.20% $40.0 1.2x 1.2x 1.1x 1.1x 1.x 0.07% $20.0 1.x .9x 0.10% .9x .8x $- .8x Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 0.00% ALLL ALLL to Non-accrual Loans 2015 2016 2017 2018 YTD Q3 2019 Criticized Loans as % of Total LHI Combined 5.00% Reserves/ .90% 1.03% .94% .90% .81% Total LHI $600.0 $629.1 $602.8 4.00% Asset Quality Highlights $500.0 $536.3 • Credit cost of $11.0 million for Q3-2019, compared to $27.0 million in $442.1 Q2-2019 and $13.0 million in Q3-2018 $400.0 2.58% 3.00% 2.58% • NCOs $36.9 million ($16.5 million in energy and $20.5 million in $359.6 2.17% leveraged lending), or 58 bps of average total LHI, in Q3-2019 $300.0 1.96% compared to $20.0 million, or 34 bps, in Q2-2019 and 4 bps in Q3-2018; 1.63% 2.00% Ending Balance ($M) YTD Q3-2019 NCOs $61.5 million ($31.7 million energy and $24.0 $200.0 million leveraged lending) 1.00% • NPL ratio increased to .49% of total LHI at Q3-2019 compared to .47% $100.0 at Q2-2019 and remained flat compared to .49% at Q3-2018 $- 0.00% • Criticized loans decreased to $536.3 million at Q3-2019 compared to Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 $629.1 million at Q2-2019 and increased from $359.6 million at Q3-2018 Criticized Loans Criticized Loans as a % of Total LHI 10

Performance Summary - Quarterly (in thousands except per share data) Q3 2019 Q2 2019 Q1 2019 Q4 2018 Q3 2018 Net interest income $ 252,168 $ 243,553 $ 235,614 $ 240,673 $ 232,175 Non-interest income 20,301 24,364 30,014 15,280 25,518 Net revenue 272,469 267,917 265,628 255,953 257,693 Provision for credit losses 11,000 27,000 20,000 35,000 13,000 OREO write-down - - - - (2,000) Non-interest expense 149,370 141,561 140,378 129,862 138,143 Income before income taxes 112,099 99,356 105,250 91,091 108,550 Income tax expense 23,958 21,387 22,411 19,200 22,998 Net income 88,141 77,969 82,839 71,891 85,552 Preferred stock dividends 2,438 2,437 2,438 2,437 2,438 Net income available to common shareholders $ 85,703 $ 75,532 $ 80,401 $ 69,454 $ 83,114 Diluted EPS $ 1.70 $ 1.50 $ 1.60 $ 1.38 $ 1.65 Net interest margin 3.16% 3.41% 3.73% 3.78% 3.70% ROA 1.06% 1.05% 1.26% 1.09% 1.31% ROE 13.22% 12.20% 13.58% 11.82% 14.68% Non-interest expense to average earning assets 1.86% 1.97% 2.21% 2.03% 2.15% Efficiency 54.8% 52.8% 52.8% 50.7% 52.8% Efficiency, excl. OREO write-down 54.8% 52.8% 52.8% 50.7% 53.6% 11

2019 Outlook Business 2019 Outlook v. 2018 Results Comments & Changes since July 17, Driver 2019 Average LHI Mid-single digit percent growth - Average LHI – Increased from low to mid-twenties percent Mortgage Mid to high-thirties percent growth growth Finance Loans held for $2.5 billion average - sale (MCA) Average Increased from low-double digit percent High-teens percent growth Deposits growth Net Revenue High-single digit percent growth - Net Interest 3.20% to 3.30% Decreased from 3.35% to 3.45% Margin Provision High $60 to high $70 million level Decreased from mid to high $80 million level Expense NIE Mid to high-single digit percent growth - Efficiency Ratio Low-50s - 12

Long-term Outlook Financial Goals ROA > 1.3% ROCE > 15% Efficiency Ratio < 50% Key Assumptions • Remain committed to the financial goals, which include investing over the short term in initiatives needed to achieve them, but timeline will be more challenging in existing rate environment • Risk-appropriate C&I industry verticals are a focus to drive self-funding improvements and reduce reliance on leveraged lending • As the Mortgage Finance brand strengthens and relationships expand, serving high-value clients and maximizing returns provides additional flexibility to optimize balance sheet over the coming years • Meaningful investments in lower-cost, lower-beta core deposit verticals achieve growth and ROI targets, mitigating the earnings impacts caused by rate volatility and allowing for a more efficient balance sheet • While volatility in provision can be experienced, NCOs remain 20-25 bps of average total LHI • Product enhancements and expanded offerings improve non-interest income contribution to total revenue • Internal investments yield core efficiency benefits and allow for only moderate overhead growth over the horizon • Committed to efficient use of shareholder capital and repositioning the balance sheet to maintain liquidity at efficient levels 13

Closing Comments • Commitment to delivering premier client experience to our clients and other new specialized industries offering opportunities for increased growth • Slight decrease in linked quarter LHI, primarily from expected runoff in leveraged lending portfolio • Continued strength in mortgage finance in seasonally strong quarter with additional volumes from lower mortgage rates; Q4-2019 volumes expected to be strong • Deposit initiatives remain on track with highest potential verticals just starting to roll out, and also finding success in growing deposits in our existing client base • More normalized provision for loan losses and decrease in total criticized loans were highlights of the quarter, and resulted in our lowering annual guidance on provision for loan losses • Continued focus on operating expenses, but continuing to be opportunistic with attracting and hiring top revenue producing talent while driving efficiencies throughout the organization 14

Q&A 15

Appendix 16

Average Balances, Yields & Rates - Quarterly

(in thousands)	Q3 2019		Q2 2019		Q3 2018	
	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate
Assets						
Securities	$ 239,834	4.69%	$ 231,002	4.83%	$ 115,519	4.87%
Liquidity assets	4,284,874	2.17%	2,520,263	2.36%	1,901,759	1.96%
Loans held for sale	2,555,269	4.07%	2,494,883	4.44%	1,484,459	4.62%
LHI, mortgage finance	8,118,025	3.36%	7,032,963	3.62%	5,443,829	3.62%
LHI	16,901,391	5.53%	16,781,733	5.73%	16,331,622	5.48%
Total LHI, net of reserve	24,806,518	4.87%	23,608,042	5.15%	21,596,224	5.06%
Total earning assets	31,886,495	4.44%	28,854,190	4.84%	25,097,961	4.80%
Total assets	$32,886,612		$29,794,983		$25,975,915	
Liabilities and Stockholders' Equity						
Total interest bearing deposits	$16,615,417	1.93%	$14,599,401	1.99%	$12,852,883	1.61%
Other borrowings	2,896,477	2.27%	4,018,231	2.53%	2,275,640	2.11%
Total long-term debt	395,385	5.45%	395,295	5.56%	395,025	5.45%
Total interest bearing liabilities	19,907,279	2.05%	19,012,927	2.18%	15,523,548	1.78%
Demand deposits	9,992,406		7,929,266		7,940,503	
Total deposits	26,607,823	1.21%	22,528,667	1.29%	20,793,386	.99%
Stockholders' equity	2,722,421		2,632,485		2,395,562	
Total liabilities and stockholders' equity	$32,886,612	1.25%	$29,794,983	1.40%	$25,975,915	1.07%
Net interest margin		**3.16%**		**3.41%**		**3.70%**
Total deposits and borrowed funds	**$29,504,300**	**1.31%**	**$26,546,898**	**1.48%**	**$23,069,026**	**1.10%**

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TEXAS CAPITAL BANCSHARES, INC.

Average Balance Sheet - Quarterly (in thousands) QTD Average Q3/Q2 % YOY % Q3 2019 Q2 2019 Q3 2018 Change Change Total assets $32,886,612 $29,794,983 $25,975,915 10% 27% Loans held for sale 2,555,269 2,494,883 1,484,459 2% 72% Loans held for investment 16,901,391 16,781,733 16,331,622 1% 3% Loans held for investment, mortgage 8,118,025 7,032,963 5,443,829 15% 49% finance Total loans held for investment 25,019,416 23,814,696 21,775,451 5% 15% Total loans 27,574,685 26,309,579 23,259,910 5% 19% Liquidity assets 4,284,874 2,520,263 1,901,759 70% 125% Demand deposits 9,992,406 7,929,266 7,940,503 26% 26% Total deposits 26,607,823 22,528,667 20,793,386 18% 28% Stockholders’ equity 2,722,421 2,632,485 2,395,562 3% 14% 18

Period End Balance Sheet (in thousands) Period End Q3/Q2 % YOY % Q3 2019 Q2 2019 Q3 2018 Change Change Total assets $33,526,437 $29,970,384 $27,127,107 12% 24% Loans held for sale 2,674,225 1,057,586 1,651,930 153% 62% Loans held for investment 16,772,824 16,924,535 16,569,538 (1)% 1% Loans held for investment, mortgage 7,951,432 7,415,363 5,477,787 7% 45% finance Total loans held for investment 24,724,256 24,339,898 22,047,325 2% 12% Total loans 27,398,481 25,397,484 23,699,255 8% 16% Liquidity assets 4,993,185 3,480,902 2,615,570 43% 91% Demand deposits 10,289,572 7,685,340 7,031,460 34% 46% Total deposits 27,413,303 22,999,077 20,385,637 19% 34% Stockholders’ equity 2,757,433 2,668,452 2,426,442 3% 14% 19